SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2008
WESCO INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14989	25-1723345

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 West Station Square Drive, Suite 700 Pittsburgh, Pennsylvania	15219

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (412) 454-2200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     WESCO International, Inc. filed a Current Report on Form 8-K on March 27, 2008 to report that its Board of Directors appointed John K. Morgan as an additional Director, effective March 31, 2008. The committees of the Board of Directors to which Mr. Morgan would be appointed had not been determined at that time. Pursuant to Instruction 2 to Item 5.02, this Amendment No. 1 to Form 8-K is being filed in order to report Mr. Morgan’s appointment to the Audit Committee of the Board of Directors. In accordance with Securities Exchange Act Rule 12b-15, Item 5.02 is amended and restated in its entirety.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 26, 2008, WESCO International, Inc. (the “Company”) announced that its Board of Directors appointed John K. Morgan as an additional Director, effective March 31, 2008. On May 21, 2008, the Company’s Board of Directors appointed Mr. Morgan to serve on the Audit Committee of the Board of Directors. A press release announcing the appointment of Mr. Morgan to the Company’s Board of Directors was filed as Exhibit 99.1 to the Current Report on Form 8-K filed by the Company on March 27, 2008 and is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO INTERNATIONAL, INC.

By:	/s/ Stephen A. Van Oss

Stephen A. Van Oss Senior Vice President and Chief Financial and Administrative Officer
Dated: May 27, 2008